Charter of the Audit, Risk and Compliance Committee

Healthzone Limited
ACN 118 715 772

Dated: June 2010

Healthzone Limited
ACN 002 814 235
(Company)

Charter of the Audit, Risk and Compliance Committee

1.	Introduction

1.1	This Charter governs the roles, responsibilities, composition and membership of the Audit, Risk and Compliance Committee of the Company (Committee).

1.2	The operation of the Committee is also governed, where applicable, by the constitution of the Company.

2.	Objectives

2.1	The purpose of the Committee is to assist the board of directors of the Company (Board) in fulfilling its corporate governance and oversight responsibilities by:

(1)	monitoring and reviewing:

(a)	the integrity of financial statements;

(b)	the effectiveness of internal financial controls;

(c)	the independence, objectivity and competency of external auditors; and

(d)	the Company’s policies on risk oversight and management; and

(2)	making recommendations to the Board in relation to the appointment of external auditors and approving the remuneration and terms of their engagement.

2.2
The primary objective of the Audit, Risk and Compliance Committee is to assist the Board in fulfilling its responsibilities relating to the accounting, risk management and reporting practices of the Company.

3.	Composition

3.1	Members

The Committee must have a minimum of two members.

The members of the Committee will be appointed and removed by the Board.

3.2	Expertise

Each member of the Committee must be able to read and understand financial statements.

The Committee must also include:

(1)	at least 1 member who is a qualified accountant or hold a business degree; and / or

(2)	a member who has an understanding of retail sales.

Members of the Committee must have an appropriate level of understanding of the principles of corporate governance, including knowledge of the Australian Stock Exchange Limited’s (ASX) Principles of Good Corporate Governance and Best Practice Recommendations.

3.3	Chairman and Secretary

The Board will appoint a Chairman to the Committee (Chair).  The Chair must not be the Chairman of the Board.

The Company Secretary will act as secretary of the Committee (Secretary) unless determined otherwise by the Board.

4.	Meetings

4.1	Frequency

The Committee will meet as frequently as required but must, at a minimum, meet twice per year.

The Secretary must call a meeting of the Committee if requested to do so by any member of the Committee.

4.2	Agenda and notice

The Secretary will be responsible, in conjunction with the Chair, for drawing up the agenda (supported by any necessary explanatory documentation) and circulating it to Committee members prior to each meeting.  The Committee Secretary must notify members of the Committee of the date, time and location of Committee meetings as far in advance as possible, but not less than 2 days before the meeting.

4.3	Quorum

A quorum for Committee meetings will be at least 2 members, and at least 1 of the members of the quorum must be an independent director.

4.4	Minutes

The Secretary is responsible for taking minutes of each meeting and distributing them to Committee members as soon as practicable.

4.5	Attendance

The Committee may invite any person to attend part or all of any meeting of the Committee as it considers appropriate.  Voting at Committee meetings is restricted to Committee members.

5.	Powers

5.1	Access

The Committee has unrestricted access to management, external auditors and all company records for the purpose of carrying out its responsibilities under this Charter.

The Committee will meet with external auditors, in the absence of management, as often as required, but not less than twice a year.

5.2	Investigations

The Committee has the power:

(1)	to conduct any investigations it considers necessary; and

(2)	seek explanations and additional information.

The Committee has the power to engage any independent experts it requires to help it fulfil its duties.  Costs associated with this will be borne by the Company.

6.	Responsibilities

6.1	Summary

(1)	The Audit, Risk and Compliance Committee:

(a)	reviews and reports to the Board on the half yearly and annual reports and financial statements of the Company and associated entities;

(b)	is responsible for nominating the external auditor and reviewing the adequacy, scope and quality of the annual statutory audit and half yearly statutory audit review;

(c)	reviews the effectiveness of the Company’s internal control systems;

(d)	monitors and reviews the reliability of financial reporting;

(e)	monitors and reviews the compliance of the Company with applicable laws and regulations;

(f)	monitors the Australian Accounting Standards and Urgent Issues group consensus views;

(g)	monitors financial risks and exposure of Company assets;

(h)	monitors the risk management policy and plans;

(i)	reviews the Company’s Occupational Health and Safety obligations and the Company’s compliance;

(j)	the Company’s insurance policies and coverage; and

(k)	oversees the independence of external auditors and annually reviews the Company’s policy on maintaining the independence of external auditor,

6.2	Risk oversight and management policies

The Committee is responsible for providing the Board with advice and recommendations regarding the ongoing development of risk oversight and management policies that set out the roles and respective accountabilities of the Board, the Committee,and management.

The policies should cover the areas of oversight, risk profile, risk management, compliance and control and assessment of effectiveness.

6.3	Risk management and risk profile

The Committee is responsible for:

(1)	providing the Board with advice and recommendations regarding the Parent’s:

(a)	risk management system; and

(b)	risk profile that describes the material risks (including financial and non-financial risks) which the Company faces;

(2)	reviewing the effectiveness of the Company’s implementation of the risk management system at least once a year; and

(3)	regularly reviewing and updating the Company’s risk profile.

The Committee is responsible for ensuring that the appropriate senior managers have established and implemented a system for identifying, assessing, monitoring and managing risk throughout the organisation.  The system is to include the Company’s internal compliance and control systems.

6.4	External auditors

The responsibilities of the Committee also include:

(1)	providing a link between the external auditors and the Board;

(2)	reviewing the performance and independence of the external auditors;

(3)	reviewing procedures for the selection and appointment of external auditors;

(4)	reviewing and providing recommendations on the rotation of external audit engagement partners;

(5)	recommending the appointment, remuneration and terms of engagement of the external auditors;

(6)	reviewing and providing oversight of audit reports prepared and issued by the external auditors;

(7)	ensuring that no management or other restrictions are placed on the external auditors; and

(8)	determining what non-audit services are to be provided by the external auditor.

The Audit, Risk and Compliance Committee meets with the external auditors at least twice a year or more frequently if required.  The external auditors have a direct line of communication at any time to either the Chairman of the Audit, Risk and Compliance Committee or the Chairman.  The members of this committee are rewarded additionally for this role.

6.5	Review of financial reports

Duties of the Committee in this regard include:

(1)	reviewing financial statements for accuracy, adequacy and clarity and ensuring they reflect a true and fair view as a basis for recommendation to and adoption by the Board;

(2)	reviewing financial statements for adherence to accounting standards and policies and the requirements of the ASX Listing Rules and the Corporations Act 2001;

(3)	reviewing accounting policies adopted and any changes made to them;

(4)	reviewing management processes supporting external reporting;

(5)	discussing any significant matters arising from the audit, management judgements and accounting estimates with management and external auditors; and

(6)	reviewing, and where necessary challenging, the actions and judgment of management in relation to all financial reports.

7.	Reporting

7.1	Reporting to the Board

The Committee must report to the Board, at the first Board meeting subsequent to each Committee meeting, regarding the proceedings of each Committee meeting, the outcomes of the Committee’s reviews and recommendations and any other relevant issues.  The report must also include, at a minimum:

(1)	an assessment of whether external reporting is in line with the information and knowledge of the Committee and whether it is adequate for the needs of the Company’s shareholders;

(2)	an assessment of the management processes which support external reporting;

(3)
assessment of the performance and independence of the external auditors and, given the provision by the external auditors of any non-audit services, whether the independence of the external auditors has been maintained; and

(4)	the results of the Committee’s review of risk management and internal compliance and control systems.

The minutes of the Committee meetings must be included in the papers for the next full Board meeting subsequent to each Committee meeting.

7.2	Annual report

The Committee must provide the Board with advice and recommendations regarding the appropriate material and disclosures to be included in the corporate governance section of the Company’s annual report which relates to the Company’s audit policies and practices.

7.3	Public availability of materials

The Committee must monitor that the following material is made publicly available on the Company’s website in a clearly marked corporate governance section:

(1)	a copy of this Charter;

(2)
information regarding the procedures for the selection and appointment of the external auditor and the rotation of external audit engagement partners. Following a formal tender process  Deloittes was selected as external auditors in 2006. Deloittes have advised that the audit engagement partner shall be rotated every five years; and

(3)	a description of the Company’s risk management policy and internal compliance and control system.

8.	Review of the Charter

8.1	This Charter shall be reviewed annually and revised by the Board as required.

Dated: June 2010